UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013 (August 14, 2013)

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

214-932-6600

(Registrant’s telephone number, including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

(a)	As previously disclosed in our filings, the topic of appropriate risk weighting of the Bank’s mortgage loan interests for purposes of calculating risk-based capital ratios has been subject to extensive regulatory review. In response to supplemental FFIEC Call Report instructions issued in early April 2013, we began using a 100% risk weight for the mortgage assets with our March 31, 2013 Call Report. Earlier, we applied a 50% risk weight (or 20% risk weight for government-guaranteed loans) to these assets for purposes of calculating the Bank’s risk-based capital ratios. Having now determined that the 100% risk weight must be applied under our current program we are required to amend our year-end Call Reports for 2012 and 2011 to reflect the change in classification for call report purposes of our ownership interests in mortgage loans to “loans to non-depository financial institutions.” This change requires application of the 100% risk weight to our mortgage loan interests in these prior periods, which is consistent with our March 2013 and June 2013 Call Reports. The amendment of Call Reports has no impact on our consolidated balance sheet or statements of operations, stockholders’ equity and cash flows.

This retroactive change in risk weighting of our mortgage loan interests requires that we amend the previously reported values for our risk-weighted capital ratios. The amended ratios for these prior periods, as shown below, exceed levels required to be “adequately capitalized” on a consolidated basis and at the Bank. As amended, the Bank is “well capitalized” in the Tier 1 measure of capital adequacy, but the total risk-based capital ratio is below that required to be considered well capitalized. The adjustment has no impact on the ratio of tangible common equity to total assets. The change has no material impact on operations, but to have been considered well capitalized at both reporting periods, we would have had to reduce asset balances or provide additional capital to the Bank. We believe that the Company had the financial and operational capacity to maintain well-capitalized status had we determined that the higher risk weighting was required to be applied to our ownership interests in mortgage loans at year-end 2011 and 2012.

As disclosed in the Company’s quarterly reports on Form 10-Q and Call Reports, the Bank met the requirements to be considered well capitalized as of March 31, 2013 and June 30, 2013.

Risk-based Capital Ratios	12/31/12 As Reported	12/31/12 Amended	12/31/11 As Reported	12/31/11 Amended	To Be Well- Capitalized	To Be Adequately Capitalized
Consolidated
Tier 1 capital	10.06%	8.27%	9.57%	8.38%	N/A	4.00%
Total capital	12.12%	9.97%	10.56%	9.25%	N/A	8.00%
Bank
Tier 1 capital	8.72%	7.17%	9.12%	7.99%	6.00%	4.00%
Total capital	10.34%	8.50%	10.12%	8.86%	10.00%	8.00%

FORWARD-LOOKING STATEMENTS

The information in this report contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. Such statements are based upon current expectations that involve risks and uncertainties that may be outside of our control. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2013	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer